Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor
(615) 771-7575	(212) 554-5470
Advocat Announces Increased Dividend and 2010 First Quarter Results
BRENTWOOD, Tenn., (May 5, 2010) — Advocat Inc. (NASDAQ: AVCA) today announced its results for the first quarter ended March 31, 2010. The Company also announced it has increased its quarterly dividend rate 10% to 5.5 cents per common share, and declared the quarterly dividend on April 30, 2010. The dividend will be paid July 14, 2010 to shareholders of record on June 30, 2010.
Highlights for First Quarter 2010
Key highlights of continuing operations for the first quarter of 2010 compared to the first quarter of 2009 include the following:
•	Occupancy increased to 77.5% in 2010 compared to 75.7% in 2009, and total average daily census increased to 4,165 in 2010 from 4,050 in 2009, an increase of 2.8%.
•	Revenue increased 3.6%, to $70.2 million in 2010, compared to $67.7 million in 2009.
•	Medicare rates decreased 1.3% compared to 2009 as a result of CMS reducing Medicare rates effective October 1, 2009.
•	Medicaid rates increased 2.5% in 2010 compared to 2009 due to patient acuity levels and rate increases in certain states. These rate increases were partially funded by increased provider taxes.
•	Professional liability expense was $1.4 million in the first quarter of 2010, compared to $2.9 million in 2009, a decrease in expense of $1.5 million.
•	Net income from continuing operations before taxes was $1.1 million in 2010 compared to $0.4 million in 2009.
•	Net income from continuing operations per diluted common share rose to $0.11 in 2010 compared to $0.03 in 2009.
•	Funds provided by operations were $3.3 million in 2010 and 2009.
CEO Remarks
William R. Council, III, noted, “Our first quarter was a continuation of our steady improvements and was a good start for 2010. Revenue, occupancy and net income were higher, and we are generating strong cash flow to support our corporate initiatives. Our cost control was excellent during the quarter, and we were able to increase Medicare census by 8.5% compared to the fourth quarter of 2009. I’m also proud of the accomplishments we made during the quarter with the completion of the refinancing of our revolving credit facility and the hiring of Kelly Gill as Chief Operating Officer. I want to thank our associates at every level in the Company for their hard work in providing quality nursing care.”
-MORE-

Other Highlights for the First Quarter 2010
Revenue increased to $70.2 million in 2010 from $67.7 million in 2009, an increase of $2.5 million, or 3.6%. This increase is primarily due to higher patient census and increased Medicaid rates in certain states, partially offset by the effects of lower Medicare rates.
The Company transitioned the operations of four leased Florida nursing facilities effective March 31, 2010, and all financial information included in this release has been restated to include those facilities in discontinued operations.
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended
	March 31,
	2010	2009
Skilled nursing occupancy	77.5%	75.7%
Medicare census as percent of total	13.1%	13.7%
Managed care census as percent of total	1.6%	1.3%
Medicare revenues as percent of total	30.5%	32.3%
Medicaid revenues as percent of total	53.7%	53.0%
Managed care revenues as percent of total	3.2%	2.8%
Medicare average rate per day	$393.64	$398.98
Medicaid average rate per day	$145.25	$141.75
Managed care average rate per day	$383.15	$377.94
The Company’s average rate per day for Medicare Part A patients decreased 1.3% in 2010 compared to 2009 as a result of CMS reducing Medicare rates effective October 1, 2009. The Company’s average rate per day for Medicaid patients increased 2.5% in 2010 compared to 2009 as a result of rate increases in certain states, partially funded by increased provider taxes, and increasing patient acuity levels. Taking higher provider taxes into consideration, the net increase in average rate per day for Medicaid patients was 1.8%.
•	Operating expense increased to $55.4 million in 2010 from $53.3 million in 2009, an increase of $2.1 million, or 3.9%. Operating expense increased to 79.0% of revenue in 2010, compared to 78.7% of revenue in 2009.
•	The largest component of operating expenses is wages, which increased to $33.7 million in 2010 from $32.2 million in 2009, an increase of $1.5 million, or 4.8%. Average merit increases for operating personnel were approximately 2.0% for the period, compared to 3.1% in 2009
•	Employee health insurance costs are approximately $0.2 million higher in 2010 compared to 2009, an increase of 9.4%.
•	Cash expenditures for professional liability costs were $1.2 million in 2010 compared to $2.1 million for 2009.
•	General and administrative expense was $4.7 million in 2010 up from $4.5 million in 2009. As a percentage of revenue, general and administrative expense increased to 6.7% in 2010 from 6.6% in 2009.

Facility Renovations
As of March 31, 2010, we have completed renovations at thirteen facilities and have two additional projects in progress that we expect to complete in the first half of 2010. The Company is developing plans for additional renovation projects.
A total of $20.3 million has been spent on the renovation programs to date, with $13.2 million financed through Omega, $6.0 million financed with internally generated cash, and $1.1 million financed with long-term debt.
A table is included with this press release summarizing operating results at renovated nursing centers.
Conference Call Information
A conference call has been scheduled for Thursday, May 6, 2010 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss first quarter 2010 results.
The conference call information is as follows:

Date:	Thursday, May 6, 2010
Time:	9:00 A.M. Central, 10:00 A.M. Eastern
Webcast Links:	www.streetevents.com
www.earnings.com
www.irinfo.com/avc

Dial in numbers:	888-713-4214 (domestic) or 617-213-4866 (international)
Passcode:	66117034
Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory, but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the call. Pre-registration takes only a few minutes and you may pre-register at any time, including up to and after the call start time. To pre-register, please go to:
https://www.theconferencingservice.com/prereg/key.process?key=PP6V7AGFJ
A replay of the conference call will be accessible two hours after its completion through May 13, 2010 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 83260133.
Forward-Looking Statements
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect the Company’s current views with respect to future events and present its estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made herein. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to arrange appropriate financing and successfully construct and operate the replacement facility in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 46 skilled nursing centers containing 5,364 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc.
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$10,709	$8,609
Receivables, net	22,476	21,559
Deferred income taxes	4,827	4,792
Other current assets	6,065	6,774

Total current assets	44,077	41,734

Property and equipment, net	36,595	37,362
Deferred income taxes	13,838	13,804
Acquired leasehold interest, net	9,668	9,764
Other assets, net	2,759	2,602

TOTAL ASSETS	$106,937	$105,266

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt	$635	$2,278
Trade accounts payable	4,858	4,537
Accrued expenses:
Payroll and employee benefits	10,403	9,314
Current portion of self-insurance reserves	7,839	7,860
Other current liabilities	4,994	5,411

Total current liabilities	28,729	29,400
Noncurrent Liabilities
Long-term debt, less current portion	23,850	22,551
Self-insurance reserves, less current portion	12,369	12,235
Other noncurrent liabilities	15,815	15,195

Total noncurrent liabilities	52,034	49,981

PREFERRED STOCK	5,767	6,192

SHAREHOLDERS’ EQUITY	20,407	19,693

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$106,937	$105,266

ADVOCAT INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share data)

	For the Three Months
	Ended March 31,
	2010	2009
PATIENT REVENUES, NET	$70,152	$67,735

EXPENSES:
Operating	55,402	53,337
Lease	5,602	5,368
Professional liability	1,414	2,905
General and administrative	4,702	4,453
Depreciation and amortization	1,416	1,320

	68,536	67,383

OPERATING INCOME	1,616	352

OTHER INCOME (EXPENSE):
Foreign currency transaction loss	—	(85)
Other income	—	549
Interest income	2	75
Interest income	(398)	(482)
Debt retirement costs	(127)	—

	(523)	57

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,093	409
PROVISION FOR INCOME TAXES	(386)	(154)

NET INCOME FROM CONTINUING OPERATIONS	707	255
DISCONTINUED OPERATIONS	201	108

NET INCOME	908	363
PREFERRED STOCK DIVIDENDS	(86)	(86)

NET INCOME FOR COMMON STOCK	$822	$277

NET INCOME PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.11	$0.03
Discontinued operations	0.03	0.02

	$0.14	$0.05

Per common share – diluted
Continuing operations	$0.11	$0.03
Discontinued operations	0.03	0.02

	$0.14	$0.05

WEIGHTED AVERAGE COMMON SHARES:
Basic	5,717	5,672

Diluted	5,913	5,730

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009
NET INCOME	$908	$363	$176
Net income from discontinued operations	201	108	133

Net income from continuing operations	707	255	43

Adjustments to reconcile net income from continuing operations to funds provided by operations:
Depreciation and amortization	1,416	1,320	1,392
Provision for doubtful accounts	488	727	376
Deferred income tax provision (benefit)	(54)	173	(179)
Provision for self-insured professional liability, net of cash payments	71	695	907
Stock-based compensation	196	224	133
Amortization of deferred balances	76	95	99
Provision for leases in excess of cash payments	225	345	225
Noncash gain on settlement of contingent liability	—	(549)	—
Other	127	61	—

FUNDS PROVIDED BY OPERATIONS	$3,252	$3,346	$2,996

FUNDS PROVIDED BY OPERATIONS PER SHARE:

Basic	$0.57	$0.59	$0.53

Diluted	$0.55	$0.58	$0.51

WEIGHTED AVERAGE COMMON SHARES:

Basic	5,717	5,672	5,687

Diluted	5,913	5,730	5,917

Advocat provides financial measures using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges. Since the definition of Funds Provided by Operations may vary among companies and industries, it should not be used as a measure of performance among companies.

ADVOCAT INC.
SELECTED OPERATING STATISTICS
MARCH 31, 2010
(Unaudited)

			For the Three Months Ended March 31, 2010
								Medicare	Medicaid
			Skilled					Room and	Room and
			Nursing				2010	Board	Board
	As of		Weighted	Occupancy			Q1	Revenue	Revenue
	March 31, 2010		Average	(Note 1)			Revenue	PPD	PPD
	Licensed	Available	Daily	Licensed	Available	Medicare	($ in millions)	2010	2010
Region	Beds	Beds	Census	Beds	Beds	Utilization	(Note 2)	(Note 3)	(Note 3)
Alabama (Note 4)	790	783	669	84.8%	85.5%	14.4%	$12.6	$397.54	$164.96
Arkansas	1,311	1,183	968	73.8%	81.8%	14.5%	15.9	377.25	145.22
Kentucky (Note 5)	778	757	650	82.3%	85.9%	11.8%	12.3	389.16	173.65
Tennessee	617	586	493	79.8%	84.1%	15.2%	8.3	377.86	137.54
Texas	1,868	1,676	1,385	74.2%	82.7%	11.5%	21.1	415.23	122.67

Total	5,364	4,985	4,165	77.5%	83.6%	13.1%	$70.2	$393.64	$145.25

Note 1:	The number of “Licensed beds” is based on the licensed capacity of the facility. The number of “Available Beds” represents “licensed beds” less beds removed from service. “Available beds” is subject to change based upon the needs of the facilities, including configuration of patient rooms and offices, status of beds (private, semi-private, ward, etc.) and renovations.

Note 2:	Total revenue for regions excludes approximately $0.4 million of ancillary services and other revenue for the three month period ended March 31, 2010.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

Note 4:	The Alabama region includes nursing centers in Alabama and Florida.

Note 5:	The Kentucky region includes nursing centers in Kentucky, West Virginia and Ohio.

ADVOCAT INC.
SELECTED OPERATING STATISTICS OF RENOVATED FACILITIES
MARCH 31, 2010
(Unaudited)

			Medicare Average Daily
	Occupancy(1)		Census
	Q1	LTM(2)	Q1	LTM(2)
Renovation – Completion Date	2010	Prior	2010	Prior
1st renovation – January 2006	87.3%	64.9%	12.3	8.1
2nd renovation – July 2006	69.6%	71.2%	12.4	12.3
3rd renovation – August 2006	71.1%	45.1%	8.2	5.3
4th renovation – October 2006	80.2%	71.9%	11.2	8.6
5th renovation – February 2007	67.2%	56.2%	13.6	8.0
6th renovation – April 2007	49.2%	47.5%	10.3	12.7
7th renovation – July 2007	83.8%	85.0%	12.2	17.4
8th renovation – January 2008	72.6%	50.9%	10.6	8.9
9th renovation – October 2008	79.7%	83.0%	14.6	17.2
10th renovation – November 2008	86.8%	80.8%	14.3	12.2
11th renovation – March 2009	69.1%	62.5%	14.8	7.0
12th renovation – November 2009	86.9%	86.7%	20.6	24.2
13th renovation – January 2010	88.4%	95.6%	6.0	4.5

Total	75.8%	69.2%	161.1	146.4

(1)	Occupancy based on licensed beds.

(2)	Last Twelve Months prior to commencement of construction.
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